 CAVALIER HOLDINGS, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of the date set forth on the signature page of this Agreement by and between Cavalier Holdings, Inc., a Delaware corporation (“Cavalier” or the “Company”), and each party who is a signatory hereto (individually, a “Subscriber” and collectively with other signatories of similar subscription agreements entered into in connection with the Offering described below, the “Subscribers”).

RECITALS:

WHEREAS, the Company is offering, on a “best efforts” basis (the “Offering”), units (the “Units”), each consisting of 25,000 shares of the Company’s Common Stock, $.0001 par value per share (“Common Stock”), and one (1) warrant to purchase 7,500 shares of Common Stock at the purchase price of $2.00 per share (the “Warrants”) (the Common Stock, the Warrants and the Common Stock underlying the Warrants, are sometimes referred to herein as the “Securities”).  The Offering will terminate on the earlier of December 31, 2009 (the “Offering Termination Date”), until such date by which Units comprising the Maximum Offering are sold or such earlier date as determined in the discretion of the Company;

WHEREAS, the Company desires to offer and sell Units at a price of Twenty Five Thousand Dollars $25,000.00 per Unit (the “Unit Price”) up to 120 Units for aggregate gross proceeds of $3,000,000 (the “Maximum Offering”).  The minimum investment per Subscriber is one (1) Unit ($25,000), although the Company, in its sole discretion may allow sales of a fewer number of partial Units.  The Company shall have the right to increase the Maximum Offering by up to 15% (an additional 18 Units for $450,000);

WHEREAS, simultaneously upon the Closing (as that term is defined herein), Cavalier will acquire all of the outstanding interests of Emissary Capital Group, LLC a Delaware Limited Liability Company (“Emissary”), in exchange for an aggregate of 12,047,500 newly-issued shares of Common Stock (the “Exchange Shares”) in a transaction pursuant to an acquisition agreement (the “Share Exchange Agreement”) customary for transactions of such nature (the “Exchange”) whereby Emissary will become a wholly owned subsidiary of the Company;

WHEREAS, the Company desires to enter into this Agreement to issue and sell the Units and the Subscriber desires to purchase that number of Units set forth on the signature page hereto on the terms and conditions set forth herein; and

AGREEMENT:

NOW, THEREFORE, in consideration of the promises and the mutual representations and covenants hereinafter set forth, In connection with this subscription, Subscriber and the Company agree as follows:

1. PURCHASE AND SALE OF THE UNITS.

1.1.  The Company hereby agrees to issue and to sell to Subscriber, and Subscriber hereby agrees to purchase from the Company, such number of Units at the Unit Price and for the aggregate subscription amount set forth on the signature page hereto.  The Subscriber understands that this subscription is not binding upon the Company until the Company accepts it.  The Subscriber acknowledges and understands that acceptance of this Subscription will be made only by a duly authorized representative of the Company executing and mailing or otherwise delivering to the Subscriber at the Subscriber’s address set forth herein, a counterpart copy of the signature page to this Subscription Agreement indicating the Company’s acceptance of this Subscription.  The Company reserves the right, in its sole discretion for any reason whatsoever, to accept or reject this subscription in whole or in part.  Following the acceptance of this Subscription Agreement by the Company, and the receipt and acceptance by the Company of subscriptions to the offering, the Company shall instruct its transfer agent to issue and deliver to Subscriber, (i) a certificate evidencing the Common Stock purchased by the Subscriber pursuant to this Agreement against payment in U.S. Dollars of the Purchase Price (as defined below) and (ii) a certificate evidencing the Warrants purchased by the Subscriber pursuant to this Agreement exercisable at $2.00 per share.  If this subscription is rejected, the Company and the Subscriber shall thereafter have no further rights or obligations to each other under or in connection with this Subscription Agreement.  If this subscription is not accepted by the Company on or before the last day of the Offering Period, this subscription shall be deemed rejected.

1.2.  Subscriber has hereby delivered and paid concurrently herewith the aggregate purchase price for the Units set forth on the signature page hereof in an amount required to purchase and pay for the Units subscribed for hereunder (the “Purchase Price”), which amount has been paid in U.S. Dollars by wire transfer or check, subject to collection, to the order of “Tarter Krinsky & Drogin LLP –as Escrow Agent.”

1.3.  Subscriber understands and acknowledges that this subscription is part of a private placement by the Company of $3,000,000 of Units, which offering is being made on a “best efforts” basis, for a maximum of the Maximum Offering (as defined above).  Subscriber understands that payments hereunder will be held in a non-interest bearing escrow account established by the Company with its counsel, Tarter Krinsky & Drogin LLP, as escrow agent, and will be released to the Company upon the closing of the Exchange (the “Closing”)  If the Company rejects all or a portion of any subscription, a check will be promptly mailed to the subscriber for all, or the appropriate portion of, the amount submitted with such subscriber’s subscription, without interest or deduction.  All subscriptions received will be deposited in such escrow account until accepted by the Company, whereupon such subscription proceeds will be released by the escrow agent to the Company up to the Maximum Offering.

2. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER. The Subscriber agrees, represents and warrants to the Company with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

2.1. Organization and Qualification.  If an entity, the Subscriber is duly incorporated, organized or otherwise formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or otherwise formed.

2.2. Authorization.  If an entity: (a) the Subscriber has the requisite corporate or other requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; and (b) the execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by the Subscriber’s Board of Directors or other governing body and no further consent or authorization of the Subscriber, its Board of Directors or its shareholders, members or other interest holders is required.

2.3. Enforcement.  This Agreement has been duly executed by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2.4. Consents.  The Subscriber is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby.

2.5. Non-contravention.  Neither the execution and the delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Subscriber is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of its assets is subject.

2.6. Investment Purpose.  The Subscriber is purchasing the Units for its own account and not with a present view toward the public sale or distribution thereof.

2.7. Accredited Subscriber Status.  The Subscriber is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and has delivered to the Company a Confidential Investor Questionnaire substantially in the form of Exhibit A attached hereto.  The Subscriber hereby represents and warrants that, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s advisors (including, but not limited to, a “purchaser representative” (as defined in Rule 501(h) promulgated under Regulation D), attorney and/or an accountant each as engaged by the Subscriber at its sole risk and expense) the Subscriber (a) has the capacity to protect its own interests in connection with the transaction contemplated hereby and/or (b) the Subscriber has prior investment experience, including investments in securities of privately-held companies or companies whose securities are not listed, registered, quoted and/or traded on a national securities exchange, to the extent necessary, the Subscriber has retained, at its sole risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder; if an entity, the Subscriber was not formed for the sole purpose of purchasing the Units.

2.8. Reliance on Exemptions.  The Subscriber agrees, acknowledges and understands that the Units are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and applicable state securities or “blue sky” laws and that the Company and its counsel are relying upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

2.9. No General Solicitation.  No Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not receive any general solicitation or general advertising including, but not limited to, the Subscriber’s: (i) receipt or review of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attendance at any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

2.10.  Information. (a) The Subscriber agrees, acknowledges and understands that the Subscriber and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Units that have been requested by the Subscriber or its advisors, if any, including, without limitation, the Memorandum, the risk factors set forth therein, and all appendices to the Memorandum (collectively with this Subscription Agreement and the Warrant, the “Offering Documents”).  The Subscriber represents and warrants that the Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  The Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained herein.

2.11. Governmental Review.  The Subscriber agrees, acknowledges and understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Units or an investment therein.

2.12. Transfer or Resale.  The Subscriber agrees, acknowledges and understands that:

(a) the Securities have not been and, except as set forth herein, are not being registered under the Securities Act or any applicable state securities or “blue sky” laws.  Consequently, the Subscriber may have to bear the risk of holding the Securities for an indefinite period of time because the Securities may not be transferred unless: (i) the resale of the Securities and is registered pursuant to an effective registration statement under the Securities Act; (ii) the Subscriber has delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”);

(b) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; and

(c) except as set forth in herein, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities or “blue sky” laws or to comply with the terms and conditions of any exemption thereunder.

2.13. Legends.

(a) The Subscriber agrees, acknowledges and understands that the certificates representing the Securities (the “Restricted Securities”) will bear restrictive legends in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OF THE UNITED STATES.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

(b) The Subscriber agrees, acknowledges and understands that the Company will make a notation in the appropriate records with respect to the foregoing restrictions on the transferability of the Restricted Securities.  Certificates evidencing the Restricted Securities shall not be required to contain such legend or any other legend (a) following any sale of the Restricted Securities pursuant to Rule 144, or (b) if the Restricted Securities are eligible for sale under Rule 144 or have been sold pursuant to a registration statement and in compliance with the Subscriber’s obligations set forth in this Agreement, or (c) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission), in each such case (a) through (c) to the extent reasonably determined by the Company’s legal counsel.

2.14. Residency.  The Subscriber is a resident of the jurisdiction set forth immediately below the Subscriber’s name on the signature pages hereto.

2.15. Not a Registered Representative.  The Subscriber agrees, acknowledges and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Confidential Investor Questionnaire attached hereto as Exhibit A.

2.16. No Brokers.  The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement.  The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

2.17. Reliance on Representations.  The Subscriber agrees, acknowledges and understands that the Company and its counsel, are entitled to rely on the representations, warranties and covenants made by the Subscriber herein.

3. USE OF PROCEEDS.  The Company shall use all of the net proceeds raised in this Offering for working capital and general corporate purposes, as well as transaction costs related to the Offering, including specifically payment of up to $50,000 to the principal shareholder of the Company in exchange for his shares held in the Company

4. REPRESENTATIONS BY THE COMPANY. The Company hereby represents and warrants to each Subscriber as follows, with the intention and understanding, as to matters pertaining to the Company and its subsidiaries (collectively, the “Subsidiaries”), that such representations and warranties are made as of the Closing and that the term Subsidiaries shall include, without limitation, Emissary and its operating subsidiaries:

4.1. Organization and Qualification.

(a) The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on (a) the business, operations assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company or any Subsidiary to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith (collectively, a “Material Adverse Effect”).

(b) Each Subsidiary has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.  Each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.  All of the issued and outstanding capital stock of each Subsidiary is owned, directly or indirectly, by the Company, in each case, free and clear of any liens, and has been duly authorized and validly issued, and is non-assessable.  Except for the Subsidiaries, the Company does not presently own or control, directly or indirectly, any interest in any other subsidiary, corporation, association or other business entity.

4.2. Authorization; Enforcement.  (a)  The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Units in accordance with the terms hereof; (b) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Securities) have been duly authorized by the Company’s Board of Directors (the “Board”) and no further consent or authorization of the Company, its Board or its shareholders is required that has not or will not be obtained prior to the Closing; (c) this Agreement has been duly executed by the Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

4.3. Issuance of Units.  The Units, Common Stock, Warrants and the Warrant Shares purchased under this Agreement are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.  The Warrant Shares, when issued in accordance with the Warrants, and upon receipt by the Company of the consideration set forth therein, shall have been duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.  The Company will, at all times while the Warrants are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise in full of the Warrants.

4.4. No Conflicts; No Violation.

(a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Units and the securities underlying the Units) will not: (i) conflict with or result in a violation of any provision of its Certificate of Incorporation or Bylaws or the certificate of incorporation, by-laws or other organizational documents of any Subsidiary; (ii) violate or conflict with, result in a breach of any provision of, constitute a default (or an event which with notice or lapse of time, or both, could become a default) under or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, indenture, patent, patent license or instrument to which the Company or any Subsidiary is a party; or (iii) result in a material violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities or “blue sky” laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, breaches, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

(b) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities or “blue sky” laws or any listing agreement with any securities exchange or automated quotation system, neither the Company nor any Subsidiary is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of the Company’s obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Units in accordance with the terms hereof.  All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.5. Disclosure.  This Agreement, and all other documents delivered in connection herewith at the Closing, do not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6. SEC Reports; Financial Statements.  (i)  The Company has timely filed or will timely file as soon as is reasonably practicable, all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing, and all other documents and registration statements heretofore filed by the Company with the Commission being hereinafter referred to as the “SEC Documents”), which are hereby incorporated by reference and the disclosures contained therein specifically made a part of this Agreement.  None of the SEC Documents, at the time they were filed with the Commission (except those SEC Documents that were subsequently amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included (or incorporated by reference) in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto (except those SEC Documents that were subsequently amended).  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  As of the date hereof, the Company has, on a timely basis, made all filings required to be made by the Company with the Commission.

4.7. Securities Law Exemption.  Assuming the truth and accuracy of the Subscriber’s representations and warranties in this Agreement and the truth and accuracy of each of the other Subscribers’ representations and warranties set forth in the subscription agreements executed by such other Subscribers, the offer, sale and issuance of the Securities as contemplated by this Agreement and the other subscription agreements are exempt from the registration requirements of the Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

5. RISK FACTORS.  THE SUBSCRIBER ACKNOWLEDGES THAT THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE PURCHASE OF THE UNITS AND THAT SUCH SECURITIES ARE HIGHLY SPECULATIVE AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD A TOTAL LOSS OF HIS OR HER ENTIRE INVESTMENT.  The Subscriber represents and warrants that he or she has carefully considered and reviewed all the information contained within the reports the Company files with the Securities and Exchange Commission (available at www.sec.gov) and the following risks in reaching a determination to purchase the Units:

The Company has a Lack of Operating History.

Cavalier is a development stage enterprise, with no operations. Cavalier was incorporated on February 7, 2007, and is a blank check company with no operating history and no revenue to date. Accordingly, Cavalier has a no operating history upon which to base an evaluation of its business and prospects. To address these risks, Cavalier must successfully implement Emissary’s business plan and marketing strategies. Cavalier may not successfully implement all or any of Emissary’s business strategies or successfully address the risks and uncertainties that Cavalier encounters.

The Company’s future operations will be subject to Market Risks.

The profitability of a significant portion of the Company's investment program depends to a great extent upon correctly assessing the future course of the price movements of securities and other investments.  There can be no assurance that the Company will be able to predict accurately these price movements.  Although the Company may attempt to mitigate market risk through the use of long and short positions or other methods, there may be a significant degree of market risk.  Unexpected volatility or illiquidity in the Company’s investments or markets in which the Company invests may impair the Company’s ability to carry out its investment strategies or may cause the Company to incur losses.

The Company’s future success will be subject to the Nature of its Investments.

The Company will have broad discretion in making investments and the projects it undertakes.  There can be no assurance that the Company will correctly evaluate the nature and magnitude of the various factors that could affect the value of and return on investments.  Prices of investments may be volatile, and a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, may significantly affect the results of the Company’s activities and the value of its investments.  In addition, the value of the Company’s investments may fluctuate as the general level of interest rates fluctuates.  No guarantee or representation is made that the Company’s investment objective will be achieved.

Substantially all of the Company’s assets will be invested in securities, some of which may be particularly sensitive to economic, interest-rate, market, industry and other variable conditions.  No assurance can be given as to when or whether adverse events might occur which could cause immediate and significant losses to the Company.

The Company’s Investments may be subject to Small-Cap Risks.

At times, the securities of small-cap issuers may offer the potential for greater capital appreciation than investments in securities of large-cap issuers, but they may present greater risks as well.  Small-cap issuers are often businesses with limited product lines, markets and financial resources.  They may be dependent for management on one or a few key persons.  Their securities may be thinly traded and therefore have to be sold at a discount from current market prices or sold in small lots over an extended period of time.  They may be subject to wider price swings and thus may create a greater chance of loss than when investing in securities of larger-cap issuers.  Transaction costs in securities of small-cap issuers are usually higher than in those of larger-cap issuers.

There is a risk that the Company may not be able to continue as a Going Concern.

In their report for the year ended December 31, 2007, our independent registered public accounting firm stated that our significant losses from operations as of December 31, 2007 raised substantial doubt about our ability to continue as a going concern. Since that time, we have continued to experience losses from operations. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders’ deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.  If working capital is not available, the Company may be unable to commence operations.

There is no public market for the Company’s Common Stock and prospective investors may not be able to resell their shares at or above the offering price, if at all.

There is no market for the Company’s Common Stock and no assurance can be given that an active trading market will develop for the Common Stock or, if one does develop, that it will be maintained.  In the absence of a public trading market, an investor may be unable to liquidate his investment in the Company.  The offering price of this Offering is not indicative of future market prices.

Investors purchasing Units in this Offering will pay a price that was not established in a competitive market.  The public market may not agree with or accept this valuation, in which case investors may not be able to sell the shares of common stock included in the Units at or above the offering price, if at all.  The market price of the Common Stock may fluctuate significantly in response to factors, some of which are beyond the Company’s control, including the following:

•	Actual or anticipated variations in operating results;
•	New products or services that Emissary or its competitors offer;
•	Changes in financial estimates by securities analysts;
•	Global unrest and terrorist activities;
•	General economic conditions in our primary markets;
•	Changes in the economic performance and/or market valuations of other similarly situated companies;
•	The Company’s announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	Additions or departures of key personnel; and
•	Sales or other transactions involving the Company’s common stock.

Even if a trading market is developed, our common shares will likely only be sporadically or “thinly-traded” on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.

The stock market in general may experience extreme price and volume fluctuations.  Continued market fluctuations could result in extreme volatility in the price of the Common Stock, which could cause a decline in the value of the Common Stock.  Prospective investors should also be aware that price volatility may be worse if the trading volume of the Common Stock is low.

Subscribers will be subject to a longer holding period.

Since the Company is defined as a “shell company” under the Securities Act of 1933, as amended, if the Company does not file a registration statement to register the shares sold in this Offering, investors will not be permitted to publicly sell their shares under Rule 144 until at least one year has elapsed from the time the Company files information sufficient to reflect that it is no longer a shell company and has filed all reports required under the Securities Exchange Act of 1934, as amended, for the next twelve months.  For other companies subject to filing reports under the Exchange Act, the holding period under Rule 144 is typically six months under most circumstances.

No independent advisors have reviewed this Memorandum on behalf of the investors.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interests of the investors hereunder.  Although the Company has retained its own counsel, law firm has made, on behalf of the investors, any investigation of the merits or the fairness of this Offering or of any factual matters represented herein, and purchasers of our securities should not rely on the law firms so retained with respect to any matters herein described.  Prior to making an investment in our securities, all potential investors should consult with their own legal, financial, and tax advisers.

We are subject to the periodic reporting requirements of the Exchange Act, which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs will reduce or might eliminate our profitability.

We are required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder.  To comply with these requirements, our independent registered auditors will have to review our quarterly financial statements and audit our annual financial statements.  Moreover, our legal counsel will have to review and assist in the preparation of such reports.  The costs charged by these professionals for such services cannot be accurately predicted at this time, because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys.  However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.  We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to SEC enforcement proceedings.

As currently required under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in our annual report our assessment of the effectiveness of our internal control over financial reporting.  Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008.  We have not yet completed our assessment of the effectiveness of our internal control over financial reporting.  We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing, and remediation required to comply with the management certification and auditor attestation requirements.

During the course of our testing, we may identify deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results would be harmed, investors could lose confidence in our reported financial information, the trading price of our Common Stock, if a market ever develops, could drop significantly, or we could become subject to SEC enforcement proceedings.

Because Emissary is becoming public by means of a Share Exchange, there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, Emissary will be completing its initial audit of its financial statements in accordance with U.S. generally accepted auditing standards.  As the management of Emissary does not have direct experience with the preparation of its own financial statements in accordance with generally accepted accounting principles or with the preparation of periodic reports filed with the SEC, it may be more difficult for such management, when they become managers of the Company following the Share Exchange, to comply on a timely basis with SEC reporting requirements than a comparable public company.

Because the Company is becoming public by means of a Share Exchange, it may not be able to attract the attention of major brokerage firms and, as a public company, will incur substantial expenses.

Additional risks may exist since the Company will become public through a Share Exchange, security analysts of major brokerage firms may not provide coverage of the Company.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

As a result of the Share Exchange, the Company will become a publicly-traded company and, accordingly, subject to the information and reporting requirements of the U.S. securities laws.  The public company costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to shareholders will cause the Company’s expenses to be higher than they would be if it remained privately-held and did not enter into the Share Exchange.

An investment in the Units is speculative and there can be no assurance of any return on any such investment.

An investment in the Units is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Common Stock may be considered a “penny stock” and may be difficult to sell.

While there can be no assurance that a public trading market will ever be developed, or if developed that on will be maintained, it is likely that our Common Stock will be considered a “penny stock.”  The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  Initially, the market price of the Common Stock is likely to be less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser's written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.  In addition, since the Common Stock is currently traded on the NASD’s OTC BB, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We have significant discretion over use of net proceeds.

Other than for payments required to be made under the Share Exchange and needed to complete the Offering, we will have significant flexibility in applying the net proceeds of the Offering. The actual amounts and timing of these expenditures may vary significantly depending on a number of factors, including the amount of cash required to establish new or additional distribution channels and sources of supply and product assembly of our businesses, the amount of cash generated by our operations and the market response to our growth strategy. If we do not use the proceeds in a manner beneficial to us, our business could suffer and our stock price could decline.

There is a risk of market fraud.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. We are aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

There is limited liquidity on the OTC Bulletin Board.

When fewer shares of a security are being traded on the OTC BB, volatility of prices may increase and price movement may outpace the ability of the OTC BB to deliver accurate quote information. Due to lower trading volumes in the Common Stock, there may be a lower likelihood of a person’s orders for shares of the Common Stock being executed, and current prices may differ significantly from prices quoted by the OTC BB at the time of order entry.

There is a limitation in connection with the editing and canceling of orders on the OTC Bulletin Board.

Orders for OTC BB securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC BB. Due to the manual order processing involved in handling OTC BB trades, order processing and reporting may be delayed.  As a result, it may not be possible to edit orders. Consequently, it may not be possible for the Company’s shareholders to sell the Common Stock at optimum trading prices.

A significant number of the Company’s shares will be eligible for sale, and their sale could depress the market price of the Company’s stock.

Sales of a significant number of shares of the Common Stock in the public market following this Offering and the Share Exchange could harm the market price of the Common Stock.  As additional shares of the Common Stock become gradually available for resale in the public market pursuant to the availability of Rule 144, the supply of the Common Stock will increase, which could decrease its price.  The Company will issue up to 3,000,000 shares of Common Stock, and Warrants to purchase up to an additional 900,000 shares of Common Stock, as part of the Units in this Offering and an additional 12,047,500 shares of Common Stock in connection with the Share Exchange.  The Company has reserved the right to issue up to an additional 18 Units in the Offering representing 450,000 shares. Some or all of the shares of Common Stock may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect on the market for the shares of Common Stock.  In general, once the Common Stock may avail itself under Rule 144, assuming the availability of certain current public information about a issuer, a person who is not an affiliate of the issuer and has not been affiliated for a period of three (3) months private sale and, who has held restricted shares for the applicable holding period which is generally six months, may sell into the market an unlimited number of shares of Common Stock.

Purchasers are acquiring units consisting of restricted securities.

The shares of Common Stock included in the Units sold in this Offering, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants included in the Units sold in this Offering will be “restricted” securities which have not been registered under federal or state securities laws and will not be freely transferable.  Purchasers of these securities must be prepared to bear the economic risks of investment for an indefinite period of time since the securities cannot be sold unless they are subsequently registered or an exemption from registration is available.

There is no public trading market for the Warrants and the Warrants are restricted and not freely transferable.

There is currently no public trading market for our warrants.  Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your Warrants.  The Warrants sold in this Offering (and the shares of Common Stock issued upon exercise of the Warrants) are restricted securities and are not freely transferable.  The Warrants are being sold pursuant to an exemption under the Securities Act and cannot be resold or otherwise transferred without registration under the Securities Act and any applicable state laws or an opinion of counsel, satisfactory to us, to the effect that registration of the Common Stock issuable upon exercise of the Warrants is not required because of exemptions therefrom.

Purchasers of the Units in this Offering will experience immediate dilution.

Purchasers of Units in this Offering will experience immediate dilution in the net tangible book value per common share from the purchase price of the Units.

Investors should not anticipate receiving cash dividends on the Company’s stock.

The Company has never declared or paid any cash dividends or distributions on its capital stock.  The Company currently intends to retain its future earnings to support operations and to finance expansion and therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

6. CONDITION TO OBLIGATIONS OF SUBSCRIBER. The Subscriber’s obligations hereunder are subject to the closing of the transactions contemplated by the Share Exchange Agreement, and the Company owning all of the issued and outstanding common stock of Emissary.

7. COVENANTS OF THE COMPANY AND SUBSCRIBER.

7.1. Form D; Blue Sky Laws.  The Company shall timely file with the Commission, and the applicable states, a Notice of Sale of Units on Form D with respect to the Offering, as required under Regulation D.

7.2. Expenses.  The Company and the Subscriber are liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

7.3. Compliance with Law.  As long as the Subscriber owns any of the Common Stock, the Company will conduct its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business (including, without limitation, all applicable local, state and federal environmental laws and regulations), except for those laws, rules and regulations the failure to comply with which would not have a Material Adverse Effect.

7.4. Sales by Subscribers.  The Subscriber shall sell any and all Securities purchased hereby in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.  The Subscriber will not make any sale, transfer or other disposition of the Units in violation of federal or state securities or “blue sky” laws and regulations.

8. MISCELLANEOUS.

8.1. Governing Law; Jurisdiction.  This Agreement will be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.  The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the State of New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby or thereby.

8.2. Counterparts; Electronic Signatures.  This Agreement may be executed in two or more counterparts, all of which are considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other parties.  This Agreement, once executed by a party, may be delivered to the other parties hereto by (e.g. electronic submission, facsimile transmission or e-mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement).

8.3. Headings.  The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

8.4. Severability.  If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform to such statute or rule of law.  Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

8.5. Entire Agreement; Amendments.  This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  Except as set forth in herein, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

8.6. Removal of Legends.  Upon the earlier of (i) registration for resale as set forth herein, or (ii) an exemption under Rule 144 becoming available, the Company shall (A) deliver to the transfer agent for the Securities (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with a customary representation by the Subscriber that Rule 144 applies to all shares of Common Stock represented thereby and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act subject to such investor and broker representations and notifications or qualifications (in the case of subscribers who are or may be deemed affiliates of the Company) that counsel may reasonably request.  From and after the earlier of such dates, upon a Subscriber’s written request, the Company shall promptly cause certificates evidencing the Subscriber’s securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares.

8.7. Successors and Assigns.  This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber and the Subscriber may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.  Notwithstanding the foregoing, the Subscriber may assign all or part of its rights and obligations hereunder to any of its “affiliates,” as that term is defined under the Securities Act, without the consent of the Company so long as the affiliate is an accredited investor (within the meaning of Regulation D) and agrees in writing to be bound by this Agreement.  This provision does not limit the Subscriber’s right to transfer the Common Stock or Warrants pursuant to the terms of this Agreement or to assign the Subscriber’s rights hereunder to any such transferee pursuant to the terms of this Agreement.

8.8. Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9. Further Assurances.  Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10. No Strict Construction.  The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11. Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscriber.  The Company therefore agrees that the Subscribers are entitled to seek temporary and permanent injunctive relief in any such case.

8.12. Acceptance.  Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided, subject to acceptance by the Company; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other Subscribers and to add and/or delete other persons as Subscribers.

8.13. Waiver.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

8.14. Other Documents.  The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

8.15. Public Statements.  The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

8.16. Exculpation Among Subscribers.  The Subscriber agrees, acknowledges and understands that it is not relying on any of the other Subscribers in making its investment or decision to invest in the Company.  The Subscriber agrees, acknowledges and understands that none of the other Subscribers nor their respective controlling persons, officers, directors, partners, agents or employees shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Units or the execution of or performance under this Agreement, nor shall the Subscriber be liable to the other Subscribers for any action heretofore or hereafter taken or omitted to be taken by the Subscriber in connection with the purchase of the Units or the execution of or performance under this Agreement.

8.17. Several Obligations.  The obligations of each Subscriber under any Subscription Agreements are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Subscription Agreement.  Nothing contained herein or in any other Subscription Agreement, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Subscription Agreements.  Each Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Subscription Agreements, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Subscribers has been provided with the same Subscription Agreements for the purpose of closing a transaction with multiple Subscribers and not because it was required or requested to do so by any Subscriber.

8.18. Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE

The Subscriber hereby offers to purchase and subscribe to ________Units and encloses payment of $25,000 per unit for an aggregate investment of $__________.

Name of Subscriber

Signature of Subscriber

Name of Joint Subscriber
(If Applicable)

Signature of Joint Subscriber
(If Applicable)

Name and Title of Authorized Signatory
(If Applicable)

(Print) Street Address - Residence

(Print) City, State and Zip Code

Social Security/Taxpayer I.D. Number:

AGREED TO AND ACCEPTED:

As of _______, 2009

CAVALIER HOLDINGS, INC.

By:
Leo Mentzelopoulos
President

EXHIBIT A

CONFIDENTIAL INVESTOR QUESTIONNAIRE

The Subscriber represents and warrants that he, she or it comes within category as marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation.  In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

The undersigned is a director or executive officer of the Company which is issuing and selling the Units.

The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by Persons that are accredited Subscribers. (describe entity)

The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000. (describe entity)

The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act.

The undersigned is an entity (other than a trust) all of the equity owners of which are “accredited investors” within one or more of the above categories.  If relying upon this Category H alone, each equity owner must complete a separate copy of this Agreement.  (describe entity)

The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties made by the undersigned in this Agreement shall cease to be true, accurate and complete.

SUITABILITY (please answer each question)

(a)  For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

(b)  For an individual Subscriber, please describe any college or graduate degrees held by you:

(c) For all Subscribers, please list types of prior investments:

(d)  For all Subscribers, please state whether you have you participated in other private placements before:

YES	NO

(e) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

Public Companies	Private Companies	Public or Private [ ]

Frequently
Occasionally
Never

(f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

YES	NO

(g)  For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES	NO

(h)  For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES	NO

(i)  For all Subscribers, are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES	NO

(j)  For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES	NO

4.           FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one):

Yes	No

If yes, please describe:

If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by the Rules of Fair Practice.

Name of FINRA Member Firm

By:
Authorized Officer
Date:

5.The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire and such answers have been provided under the assumption that the Company, its counsel and agents will rely on them.

Sign Name:

Print Name:

Date: